Exhibit 99

ACADIA HEALTHCARE REPORTS FIRST QUARTER 2025 RESULTS

AFFIRMS FULL YEAR 2025 GUIDANCE

FRANKLIN, Tenn. (May 12, 2025) – Acadia Healthcare Company, Inc. (“Acadia” or the “Company”) (NASDAQ: ACHC) today announced financial results for the first quarter ended March 31, 2025.

First Quarter 2025 Highlights

●	Revenue totaled $770.5 million, compared with $768.1 million for the first quarter of 2024
●	Same facility revenue increased 2.1% compared with the first quarter of 2024, including an increase in patient days of 2.2%
●	Same facility revenue and patient day growth both included an unfavorable year-over-year impact from the leap year of approximately 1.1%
●	Net income attributable to Acadia totaled $8.4 million, or $0.09 per diluted share
●	Adjusted income attributable to Acadia totaled $36.9 million, or $0.40 per diluted share.
●	Adjusted EBITDA totaled $134.2 million, including a previously disclosed $5 million year-over-year impact related to the decision to close one facility during the first quarter
●

Continued progress on the execution of the Company’s growth strategy, with the addition of 378 newly licensed beds during the first quarter, including 90 beds to existing facilities and 288 beds from newly constructed facilities.

Adjusted income attributable to Acadia and Adjusted EBITDA are non-GAAP financial measures. A reconciliation of all non-GAAP financial measures in this press release begins on page 9.

First Quarter Results

Chris Hunter, Chief Executive Officer of Acadia, remarked, “We are pleased to deliver first quarter results for both revenue and Adjusted EBITDA in line with our respective outlook ranges, with Adjusted EBITDA coming in at the high end of our expectations for the quarter. This year is setting up to be the largest bed expansion year in Acadia’s history, building upon our record-breaking bed additions in 2024. We are well-positioned to continue expanding access and providing specialized care and treatment to an underserved patient population with complex needs. With our patient-centric approach and strong focus on clinical quality, Acadia is committed to expanding access to care and treatment to all those requiring help. We are proud of the extraordinary work of our dedicated team of employees and clinicians who are meeting this need every day by providing safe, quality patient care for those seeking treatment for mental health and substance use issues. Together, we look forward to the opportunities ahead for Acadia in 2025.”

Strategic Investments for Long-Term Growth

During the first quarter of 2025, the Company continued to make progress in meeting its strategic growth objectives. This includes the addition of 90 beds to existing facilities and 288 beds to new facilities, for a total of 378 newly licensed beds in the first quarter.

In addition, Acadia added seven new comprehensive treatment centers (“CTCs”), extending the Company’s market reach to 170 CTCs across 33 states, treating approximately 74,000 patients daily in this critical area of care.

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ACHC Reports First Quarter 2025 Results Affirms Full Year 2025 Guidance

May 12, 2025

During the first quarter, the Company commenced operations at two new facilities, including a de novo facility in North Port, Florida, and a joint venture hospital in partnership with Henry Ford Health, in West Bloomfield, Michigan. Acadia has 21 joint venture partnerships for 22 hospitals, with 13 hospitals already in operation and nine additional hospitals expected to open in the coming years.

Cash and Liquidity

Maintaining a strong financial position to support growth investments and disciplined capital allocation are top priorities for Acadia. As of March 31, 2025, the Company had $91.2 million in cash and cash equivalents and $901.6 million available under its $1 billion revolving credit facility.

Share Repurchase Authorization

On February 27, 2025, Acadia announced that its Board of Directors authorized a share repurchase program for up to $300 million of the Company’s outstanding common stock. Repurchases under the share repurchase program may be made from time to time, subject to market conditions and management's discretion, in the open market or in privately negotiated transactions. The authorization for the repurchase program has no expiration date.

The Company repurchased 1,602,688 shares for a total of $47.3 million during the first quarter of 2025.

2025 Financial Guidance

Acadia today affirmed its previously announced financial guidance for 2025, as follows:

2025 Guidance Range
Revenue	$3.3 to $3.4 billion
Adjusted EBITDA	$675 to $725 million
Adjusted earnings per diluted share	$2.50 to $2.80
Interest expense	$130 to $140 million
Tax rate	25% to 26%
Depreciation and amortization expense	$175 to $185 million
Stock compensation expense	$45 to $50 million
Operating cash flows	$460 to $510 million
Expansion capital expenditures	$525 to $575 million
Maintenance and IT capital expenditures	$105 to $115 million

Total bed additions	800 to 1,000 beds

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ACHC Reports First Quarter 2025 Results Affirms Full Year 2025 Guidance

May 12, 2025

The Company’s full-year guidance includes the following assumptions:

●	Same-facility volume growth in the low-to-mid-single digits.
●	Same-facility revenue per patient day growth in the low single digits.
●	A year-over-year increase in startup losses of approximately $25 million, totaling approximately $50-$55 million in losses for the full year 2025 related to newly opened facilities.
●	The Company continues to expect a net increase in Medicaid supplemental payments of $0 to $15 million for the full year 2025, inclusive of the new Tennessee program.

The Company’s guidance does not include the impact of any future acquisitions, divestitures, transaction, legal and other costs or non-recurring legal settlements expense.

Conference Call

Acadia will hold a conference call to discuss its first quarter financial results at 7:30 a.m. Central Time/8:30 a.m. Eastern Time on Tuesday, May 13, 2025. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website. The webcast of the conference call will be available for 30 days.

About Acadia

Acadia is a leading provider of behavioral healthcare services across the United States. As of March 31, 2025, Acadia operated a network of 270 behavioral healthcare facilities with approximately 12,000 beds in 39 states and Puerto Rico. With approximately 25,500 employees serving more than 82,000 patients daily, Acadia is the largest stand-alone behavioral healthcare company in the U.S. Acadia provides behavioral healthcare services to its patients in a variety of settings, including inpatient psychiatric hospitals, specialty treatment facilities, residential treatment centers and outpatient clinics.

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ACHC Reports First Quarter 2025 Results Affirms Full Year 2025 Guidance

May 12, 2025

Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements related to our strategy, growth, anticipated operating results for future periods and our share repurchase program. Generally, words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this press release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) potential difficulties in successfully integrating the operations of acquired facilities or realizing the expected benefits and synergies of our facility expansions, acquisitions, joint ventures and de novo transactions; (ii) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (iii) potential reductions in payments received by Acadia from government and commercial payors; (iv) the occurrence of patient incidents, governmental investigations, litigation and adverse regulatory actions, which could adversely affect the price of our common stock and result in substantial payments and incremental regulatory burdens; (v) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; (vi) potential disruptions to our information technology systems or a cybersecurity incident; and (vii) potential operating difficulties, including, without limitation, disruption to the U.S. economy and financial markets; reduced admissions and patient volumes; increased costs relating to labor, supply chain and other expenditures; changes in competition and client preferences; and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategies. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

Share Repurchase Authorization Disclaimer

Acadia’s share repurchase program permits the Company to make repurchases on a discretionary basis as determined by management, subject to market conditions, applicable legal requirements, available liquidity, compliance with the Company's debt agreements, and other appropriate factors. Repurchases under the share repurchase program are to be made through open market or privately negotiated transactions and may be made pursuant to plans entered into in accordance with Rule 10b5-1 and/or Rule 10b-18 of the Exchange Act. The share repurchase program does not have a termination date, does not obligate Acadia to acquire any particular amount of common stock, and may be modified, extended, suspended, or discontinued by the Company’s Board of Directors at any time without prior notice. No assurance can be given that any particular amount of common stock will be repurchased.

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ACHC Reports First Quarter 2025 Results Affirms Full Year 2025 Guidance

May 12, 2025

Acadia Healthcare Company, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2025	2024
	(In thousands, except per share amounts)

Revenue	$770,505	$768,051

Salaries, wages and benefits (including equity-based compensation expense of $8,677 and $8,678, respectively)	445,271	417,523
Professional fees	45,707	45,688
Supplies	28,342	26,652
Rents and leases	11,656	11,863
Other operating expenses	114,002	101,073
Depreciation and amortization	47,032	36,347
Interest expense, net	29,182	27,214
Debt extinguishment costs	1,269	—
Legal settlements expense	3,504	—
Transaction, legal and other costs	31,072	2,847
Total expenses	757,037	669,207
Income before income taxes	13,468	98,844
Provision for income taxes	4,404	20,074
Net income	9,064	78,770
Net income attributable to noncontrolling interests	(690)	(2,387)
Net income attributable to Acadia Healthcare Company, Inc.	$8,374	$76,383

Earnings per share attributable to Acadia Healthcare Company, Inc. stockholders:
Basic	$0.09	$0.84
Diluted	$0.09	$0.83

Weighted-average shares outstanding:
Basic	91,654	91,363
Diluted	92,038	92,010

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ACHC Reports First Quarter 2025 Results Affirms Full Year 2025 Guidance

May 12, 2025

Acadia Healthcare Company, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
	2025	2024
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$91,236	$76,305
Accounts receivable, net	396,632	365,339
Other current assets	151,082	135,848
Total current assets	638,950	577,492
Property and equipment, net	2,955,952	2,853,193
Goodwill	2,276,368	2,264,851
Intangible assets, net	78,825	70,003
Deferred tax assets	23,179	20,964
Operating lease right-of-use assets	120,701	118,369
Other assets	53,623	52,043
Total assets	$6,147,598	$5,956,915

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$16,250	$76,816
Accounts payable	204,012	232,704
Accrued salaries and benefits	140,125	155,426
Current portion of operating lease liabilities	24,816	25,462
Other accrued liabilities	88,148	87,511
Total current liabilities	473,351	577,919
Long-term debt	2,184,293	1,880,093
Deferred tax liabilities	80,540	83,946
Operating lease liabilities	101,314	101,828
Other liabilities	134,122	122,298
Total liabilities	2,973,620	2,766,084
Redeemable noncontrolling interests	132,420	117,116
Equity:
Common stock	904	918
Additional paid-in capital	2,692,203	2,685,464
Retained earnings	348,451	387,333
Total equity	3,041,558	3,073,715
Total liabilities and equity	$6,147,598	$5,956,915

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ACHC Reports First Quarter 2025 Results Affirms Full Year 2025 Guidance

May 12, 2025

Acadia Healthcare Company, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2025	2024
	(In thousands)
Operating activities:
Net income	$9,064	$78,770
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	47,032	36,347
Amortization of debt issuance costs	1,056	1,016
Equity-based compensation expense	8,677	8,678
Deferred income taxes	(5,621)	17,476
Debt extinguishment costs	1,269	—
Legal settlements expense	3,504	—
Other	73	(4,094)
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(30,993)	(22,930)
Other current assets	(9,019)	(15,629)
Other assets	(1,214)	696
Accounts payable and other accrued liabilities	(9,242)	(403,340)
Accrued salaries and benefits	(19,801)	(25,024)
Other liabilities	16,692	6,749
Net cash provided by (used in) operating activities	11,477	(321,285)

Investing activities:
Cash paid for acquisitions, net of cash acquired	(8,594)	(50,353)
Cash paid for capital expenditures	(174,631)	(142,410)
Proceeds from sale of property and equipment	43	9,056
Other	(56)	(907)
Net cash used in investing activities	(183,238)	(184,614)

Financing activities:
Borrowings on long-term debt	1,200,000	350,000
Borrowings on revolving credit facility	760,000	160,000
Principal payments on revolving credit facility	(1,035,000)	(15,000)
Principal payments on long-term debt	—	(10,242)
Repayment of long-term debt	(670,856)	—
Payment of debt issuance costs	(18,615)	(1,518)
Repurchase of shares for payroll tax withholding, net of proceeds from stock option exercises	(1,936)	(1,013)
Repurchase of common stock	(46,880)	—
Contributions from noncontrolling partners in joint ventures	—	2,280
Distributions to noncontrolling partners in joint ventures	—	(1,020)
Other	(21)	(358)
Net cash provided by financing activities	186,692	483,129

Net increase (decrease) in cash and cash equivalents	14,931	(22,770)
Cash and cash equivalents at beginning of the period	76,305	100,073
Cash and cash equivalents at end of the period	$91,236	$77,303

Effect of acquisitions:
Assets acquired, excluding cash	$19,768	$55,309
Liabilities assumed	(300)	(3,456)
Contingent consideration issued in connection with an acquisition	—	(1,500)
Redeemable noncontrolling interest resulting from an acquisition	(10,874)	—
Cash paid for acquisitions, net of cash acquired	$8,594	$50,353

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ACHC Reports First Quarter 2025 Results Affirms Full Year 2025 Guidance

May 12, 2025

Acadia Healthcare Company, Inc.

Operating Statistics (1)

(Unaudited, $ in thousands except per Patient Day metrics)

	Three Months Ended March 31,
	2025	2024	% Change
Same Facility Results (2)
Revenue	$759,697	$744,422	2.1%
Patient Days	763,958	747,394	2.2%
Admissions	48,507	47,503	2.1%
Average Length of Stay (3)	15.7	15.7	0.1%
Revenue per Patient Day	$994	$996	-0.2%
Adjusted EBITDA	$191,605	$210,579	-9.0%

Total Facility Results
Revenue	$770,505	$768,051	0.3%
Patient Days	774,933	768,678	0.8%
Admissions	49,683	49,058	1.3%
Average Length of Stay (3)	15.6	15.7	-0.5%
Revenue per Patient Day	$994	$999	-0.5%
Adjusted EBITDA	$172,361	$210,926	-18.3%

(1) Total facility and same facility results may not be indicative of the overall performance of our business and should not be considered as alternatives for net income or any other performance measures in accordance with GAAP (as defined herein).

(2) Same facility results for the periods presented include facilities we have operated for more than one year and exclude certain closed services.

(3) Average length of stay is defined as patient days divided by admissions.

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ACHC Reports First Quarter 2025 Results Affirms Full Year 2025 Guidance

May 12, 2025

Acadia Healthcare Company, Inc.

Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to Adjusted EBITDA and
Same Facility Adjusted EBITDA

(Unaudited)

	Three Months Ended March 31,
	2025	2024
	(in thousands)

Net income attributable to Acadia Healthcare Company, Inc.	$8,374	$76,383
Net income attributable to noncontrolling interests	690	2,387
Provision for income taxes	4,404	20,074
Interest expense, net	29,182	27,214
Depreciation and amortization	47,032	36,347
EBITDA	89,682	162,405

Adjustments:
Equity-based compensation expense (a)	8,677	8,678
Transaction, legal and other costs (b)	31,072	2,847
Debt extinguishment costs (c)	1,269	—
Legal settlements expense (d)	3,504	—
Adjusted EBITDA	$134,204	$173,930

Corporate general and administrative costs (e)	(38,157)	(36,996)
Total Facility Adjusted EBITDA	172,361	210,926
De novos, acquisitions, and closed facilities (f)	(19,244)	347
Same Facility Adjusted EBITDA	$191,605	$210,579

See footnotes on pages 11-12.

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ACHC Reports First Quarter 2025 Results Affirms Full Year 2025 Guidance

May 12, 2025

Acadia Healthcare Company, Inc.

Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to

Adjusted Income Attributable to Acadia Healthcare Company, Inc.

(Unaudited)

	Three Months Ended March 31,
	2025	2024
	(in thousands, except per share amounts)

Net income attributable to Acadia Healthcare Company, Inc.	$8,374	$76,383

Adjustments to income:
Transaction, legal and other costs (b)	31,072	2,847
Debt extinguishment costs (c)	1,269	—
Legal settlements expense (d)	3,504	—
Provision for income taxes	4,404	20,074
Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc.	48,623	99,304
Income tax effect of adjustments to income (g)	11,694	22,011
Adjusted income attributable to Acadia Healthcare Company, Inc.	36,929	77,293

Weighted-average shares outstanding - diluted	92,038	92,010

Adjusted income attributable to Acadia Healthcare Company, Inc. per diluted share	$0.40	$0.84

See footnotes on pages 11-12.

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ACHC Reports First Quarter 2025 Results Affirms Full Year 2025 Guidance

May 12, 2025

Acadia Healthcare Company, Inc.

Footnotes

We have included certain financial measures in this press release, including those listed below, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC.  These non-GAAP financial measures include, and are defined, as follows:

• EBITDA:  net income attributable to Acadia Healthcare Company, Inc. adjusted for net income attributable to noncontrolling interests, provision for income taxes, net interest expense and depreciation and amortization.

• Adjusted EBITDA: EBITDA adjusted for equity-based compensation expense, transaction, legal and other costs, debt extinguishment and legal settlements expense.

• Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc.: net income attributable to Acadia Healthcare Company, Inc. adjusted for transaction, legal and other costs, debt extinguishment, legal settlements expense and provision for income taxes.

• Adjusted income attributable to Acadia Healthcare Company, Inc.: Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc. adjusted for the income tax effect of adjustments to income.

• Total facility adjusted EBITDA: Adjusted EBITDA adjusted for general and administrative costs related to our corporate functions. General and administrative costs directly related to the facilities are included in total facility results.

• Same facility adjusted EBITDA: Adjusted EBITDA for facilities and services to those facilities operated in both the current and prior year. These metrics exclude the operating results associated with facilities under operation for less than one year and facilities acquired, divested or removed from service during the current or prior year.

The non-GAAP financial measures presented herein are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The non-GAAP financial measures presented herein are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies. We have included information concerning the non-GAAP financial measures in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present similar non-GAAP financial measures when reporting their results. Because the non-GAAP financial measures are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures of other companies. Our presentation of these non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

Total facility results include operating results for all of our facilities and services but exclude general and administrative costs related to our corporate functions. Such costs related to our corporate functions include, amongst others, costs for accounting and finance, information systems, human resources, legal and operational and executive leadership. General and administrative costs directly related to the facilities are included in facility results. Such costs directly related to our facilities include, amongst others, labor at the facility level, insurance, including property, professional, legal and general liability insurance, hospital supplies, including medication, utilities and food service, and general maintenance costs for the facility. We determine which general and administrative costs to exclude and include in total facility results by ensuring those costs directly associated with facility operations are captured at the facility level for reporting. Note that total facility costs include those related to new facilities and the cost of closure and run-out costs related to facilities we have closed. We believe that providing results on a total facility basis is helpful to our investors as a measure of our financial and operating performance because it neutralizes the impact of corporate-level items that do not arise out of our core operations at our facilities.

Same facility results include operating results only for facilities and services operated in both the current and prior year. These metrics exclude the operating results associated with facilities under operation for less than one year and facilities acquired during the current or prior year, as well as facilities divested or removed from service. We believe that providing results on a same facility basis is helpful to investors because it neutralizes the impact of new facilities that are in early stages of operation and facilities that we no longer operate, each of which may distort investors’ understanding of the Company’s underlying performance at our existing and continuing facilities. Further, we believe that providing same facility information is helpful to our investors as a measure of the financial and operating performance of our existing and continuing facilities on a comparable basis, and same facility results provide investors with information useful in understanding underlying organic growth in such facilities. For these reasons, we believe that same facility results are particularly useful during periods of significant expansion or contraction.

Total facility results reflect adjustments that are intended to provide the specific presentation described above, and same facility results reflect adjustments that may be irregular in timing from period to period related to newly opened or acquired facilities or facilities that we no longer operate, and may omit certain results that investors may view as important. Total facility and same facility results may therefore not be indicative of the overall performance of our business and should be not be considered as alternatives for net income or any other performance measures derived in accordance with GAAP.

The Company is not able to provide a reconciliation of projected Adjusted EBITDA and adjusted earnings per diluted share, where provided, to expected results due to the unknown effect, timing and potential significance of transaction-related expenses and the tax effect of such expenses.

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ACHC Reports First Quarter 2025 Results Affirms Full Year 2025 Guidance

May 12, 2025

Acadia Healthcare Company, Inc.

Footnotes (continued)

(a) Represents the equity-based compensation expense of Acadia. Equity-based compensation expense is excluded from Adjusted EBITDA because Acadia believes that the cost of equity awards granted to employees does not contribute to the earnings potentially available for distributions to its equity holders or reinvestment into its business.

(b) Represents transaction, legal, and other costs incurred by Acadia primarily related to the following categories: (1) government investigations; (2) termination and restructuring costs; (3) legal, accounting, and other acquisition-related costs; and (4) management transition costs. Government investigations include legal fees and settlement costs related to certain litigation. Termination and restructuring costs include costs, net of gains, incurred related to the closure and disposition of certain facilities or contract amendments. Legal, accounting and other acquisition-related costs include costs incurred for the development of new facilities ($0.9 million and $0.6 million for the three months ended March 31, 2025 and 2024, respectively); legal and settlement costs incurred related to certain litigation not included in Government Investigations ($(3.0) million and $4.0 million for the three months ended March 31, 2025 and 2024, respectively); and direct costs associated with acquisitions ($0.2 million for the three months ended March 31, 2024). Management transition costs include certain costs associated with the transition of the leadership team, including the design and implementation of the revised organizational structure. Management transition costs incurred with the transition of our Chief Executive Officer beginning in the first quarter of 2022 have concluded. The table below quantifies each of the components of transaction, legal and other costs for the periods presented. Such transaction, legal and other costs are excluded from Adjusted EBITDA because Acadia believes that the nature, size, and number of these costs can vary dramatically from period to period and between Acadia and its peers and can also obscure underlying business trends and make comparisons of long-term performance difficult.

	Three Months Ended March 31,
	2025	2024
	(in thousands)
Government investigations	$31,011	$481
Termination and restructuring costs	2,166	(3,400)
Legal, accounting and other acquisition-related costs	(2,105)	4,757
Management transition costs	—	1,009
Transaction, legal, and other costs	$31,072	$2,847

(c) Represents debt extinguishment costs recorded during the first quarter of 2025 in connection with the refinancing of the prior credit facility. Debt extinguishment is excluded from Adjusted EBITDA because Acadia believes that this expense is unrelated to Acadia’s day-to-day business operations and not indicative of Acadia’s ongoing operating results.

(d) Represents legal settlements expense related to costs associated with the Desert Hills litigation. Legal settlements expense is excluded from Adjusted EBITDA because Acadia believes that this expense is unrelated to Acadia’s day-to-day business operations and not indicative of Acadia’s ongoing operating results.

(e) Represents general and administrative costs related to our corporate functions, including, amongst others, costs for accounting and finance, information systems, human resources, legal and operational and executive leadership. We determine which general and administrative costs to exclude and include in total facility results by ensuring those costs directly associated with facility operations are captured at the facility level for reporting. Corporate general and administrative costs are excluded to present Total Facility Adjusted EBITDA because we believe that providing results on a total facility basis is helpful to our investors as a measure of the financial and operating performance of our core operations at our facilities.

(f) Represents the portion of EBITDA for the periods presented attributable to de novos and acquired facilities in operation for less than one year and facilities closed during such period. De novos are newly developed facilities built by Acadia or with a joint venture partner. Such amounts are excluded from Adjusted EBITDA to present Same Facility Adjusted EBITDA because we believe providing same facility information is helpful to our investors as a measure of the financial and operating performance of our existing and continuing facilities on a comparable basis, and same facility results provide investors with information useful in understanding underlying organic growth in such facilities.

(g) Represents the income tax effect of adjustments to income based on tax rates of 24.1% and 22.2% for the three months ended March 31, 2025 and 2024, respectively. We believe excluding the income tax effect of adjustments to income assists investors in understanding the tax provision associated with those adjustments and the effect on net income.

Investor Contact:

Patrick Feeley

Senior Vice President, Investor Relations

(615) 861-6000

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